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                                                                Exhibit (c)(3)

                            PERSONAL AND CONFIDENTIAL



              LAWTER INTERNATIONAL, INC. CONFIDENTIALITY AGREEMENT


Dear Mr. Rothwell:

In connection with our consideration of a possible negotiated transaction between Lawter International, Inc. ("Lawter") and Eastman Chemical Company, (a "Transaction"), each of us, and our respective advisors and agents is prepared to make available to the other certain information which is non-public, confidential or proprietary in nature.

By execution of this letter agreement (the "Agreement"), we agree to treat confidentially all such information whether written or oral (the "Evaluation Material"), and to observe the terms and conditions set forth herein. We further agree to be responsible for any breach of this Agreement by any of our directors, officers, employees, partners, affiliates, agents, advisors or representatives (hereinafter, "Representatives") having access to any of the Evaluation Material.

For the purposes of this Agreement, Evaluation Material shall include, without limitation, all information, data, reports, analyses, compilations, studies, interpretations, projections, forecasts, records, and other materials (whether prepared by Lawter or Eastman as the case may be, or otherwise and in whatever form maintained, whether documentary, computerized or otherwise), regardless of the form of communications, that contain or otherwise reflect information concerning Lawter or Eastman as the case may be, that we or our Representatives may be provided by or on behalf of Lawter or Eastman, as the case may be, in the course of our evaluation of a possible Transaction. The term "Evaluation Material" shall also include all information, data, reports, analyses, computations, studies, interpretations, projections, forecasts, records, notes, memoranda, summaries or other materials in whatever form maintained, whether documentary, computerized or otherwise, whether prepared by us or our Representatives or others, that contain or otherwise reflect or are based upon, in whole or in part, any such Evaluation Material or that reflect our review of, or interest in, all or any portion of Lawter or Eastman, as the case may be, (the "Notes").

This Agreement shall be inoperative as to those particular portions of the Evaluation Material that (i) have been generally available to the public, or become generally available to the public other than as result of a disclosure by you or any of your Representatives, (ii) were available to us on a non-confidential basis prior to the disclosure of such Evaluation Material to us pursuant to this Agreement, provided that
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the source of such information was not known by us or any of our
Representatives, after reasonable investigation, to be bound by a confidentiality agreement with other contractual, legal or fiduciary obligation of confidentiality to Lawter or Eastman, as the case may be, or any of its affiliates with respect to such material or (iii) become available to us on a non-confidential basis from a source other than Lawter or Eastman as the case may be, or its agents, advisors or Representatives provided that the source of such information was not known by us or any of our Representatives, after reasonable investigation, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Lawter or Eastman as the case may be, or any of its affiliates with respect to such material.

We agree that we will not use the Evaluation Material for any purpose other than determining whether we wish to enter into a Transaction. We agree not to disclose or allow disclosure to others of any Evaluation Material; provided that, subject to the second paragraph of this agreement, we may disclose Evaluation Material to our employees or Representatives to the extent necessary to permit such employees or Representatives to assist us in making the determination referred to in the prior sentence. We shall take all reasonable measures (including but not limited to court proceedings), at each of our sole expense, to restrain our Representatives from prohibited or unauthorized disclosure or using the Evaluation Material in any way directly or indirectly detrimental to the other party. In particular we agree that for a period of 24 months from the date of the signing of this Agreement we and our affiliates will not knowingly, as a result of knowledge or information obtained from the Evaluation Material in connection with a possible Transaction: (i) divert or attempt to divert any business or customer of the other party or any of its affiliates; nor (ii) employ or attempt to employ or divert an employee of the other party. It is understood the preceding sentence is not intended to apply to activities undertaken by either of us in the ordinary course of business without relying on the Evaluation Material.

In addition, we agree that we will not make any disclosure (i) that we are having or have had discussions, or that we have received Evaluation Material from the other party concerning a Transaction, (ii) that we are considering a possible Transaction or (iii) concerning any discussions related to a possible Transaction, including the status thereof, any termination thereof, any decision on our part to no longer consider any such Transaction or any of the terms, conditions or other facts with respect thereto; provided that such disclosure must be made by us in order that we not commit a violation of law and, prior to such disclosure, each of us promptly advises and consults the other party and its legal counsel concerning the information Lawter or Eastman, as the case may be, proposes to disclose. The term "person" as used in this letter shall be broadly interpreted to include, without limitation, the media and any corporation, partnership, group, individual or other entity.

Although we have endeavored to include in the Evaluation Material information known to us which we believe to be relevant for the purpose of this investigation, we





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understand and agree that none of Lawter or Eastman as the case may be, or any of our Representatives or affiliates, agents, advisors or representatives (i) has made or makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the Evaluation Material or (ii) shall have any liability whatsoever to the other party or its Representatives relating to or resulting from the use of the Evaluation material or any errors therein or omissions therefrom.

Without limiting the generality of the immediately preceding paragraph, the Evaluation Material may include certain statements, estimates and projections provided by a party with respect to the anticipated future performance of the business. Such statements, estimates and projections reflect various assumptions made by such party concerning anticipated results, which assumptions may or may not prove to be correct. No representations are made as to the accuracy of such assumptions, statements, estimates or projections, including the budget. The only information that will have any legal effect will be specifically represented in a definitive purchase or merger agreement, in no event will such definitive agreement contain any representation as to the projections.

In the event that either of us or anyone to whom we transmit any Evaluation Material in accordance with this Agreement is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding, to disclose any Evaluation Material, we will give the other party prompt written notice of such request or requirement so that the other party may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and we will cooperate with the other party to obtain such protective order. In the event that such protective order or other remedy is not obtained or Lawter or as the case may be, waives compliance with the relevant provisions of this Agreement, we (or such other persons to whom such request is directed) will furnish only that portion of the Evaluation Material which, in the opinion of our counsel, is legally required to be disclosed. It is further agreed that, if in the absence of a protective order we (or such other persons to whom such request is directed) are nonetheless legally compelled to disclose such information, we may make such disclosure without liability hereunder, provided that we give the other party notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the other party's request, use our reasonable efforts to obtain assurances that confidential treatment will be accorded to such information and, provided further, that such disclosure was not caused by and did not result from a previous disclosure by Lawter or Eastman as the case may be, or any of its Representatives not permitted hereunder.

If we decide that we do not wish to proceed with a Transaction, we will promptly notify the other party of that decision. In that case, or if either of us shall elect at any time to terminate further access by the other party to the Evaluation Material for any reason, we will promptly redeliver to the other party or destroy all copies of the Evaluation Material in the possession of us or our affiliates or our Representatives and will destroy all Notes.





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Notwithstanding, the return or destruction of Evaluation Material and Notes, we and our Representatives will continue to be bound by our obligations of confidentiality and other obligations hereunder.

We understand that (i) each of us shall conduct this process for a possible Transaction as each of us in our sole discretion shall determine (including, without limitation, negotiating with any prospective third party and entering into definitive agreements without prior notice to the other party or any other person), (ii) any procedures relating to such Transaction may be changed at any time without notice to the other party or any other person, (iii) each of us shall have the right to reject or accept any potential buyer, proposal or offer, for any reason whatsoever, in our sole discretion, and (iv) neither Lawter nor Eastman as the case may be, nor any of its Representatives shall have any claims whatsoever against the other party or its Representatives or any of their respective directors, officers, stockholders, owners, affiliates or agents arising out of our relating to the Transaction (other than under this agreement and other than those against the parties to a definitive agreement with Lawter or Eastman as the case may be, in accordance with the terms thereof).

We agree that unless and until a definitive agreement between us with respect to any Transaction has been executed and delivered, neither of us will be under any legal obligation of any kind whatsoever with respect to such Transaction.

We agree that money damages would not be sufficient remedy for any breach of this Agreement by either of us or our Representatives, that in addition to all other remedies we shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and we further agree to waive, and to use our best efforts to cause our Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that Lawter or Eastman as the case may be, or any of its Representatives has breached this letter agreement, such party shall be liable and pay to the other party the reasonable legal fees incurred by the other party in connection with such litigation, including any appeal therefrom.

Each of us reserves the right to assign its rights, powers and privileges under this letter agreement (including, without limitation, the right to enforce the terms of this letter agreement) to any person who enters into a Transaction with such party.

Each of us hereby acknowledges that we are aware and that we have advised such of our employees or Representatives who are informed as to the matters which are the subject of this agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.





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In addition, each of us, upon the receipt of proprietary, non-public, confidential information from the other party, hereby agrees that we will not propose to the other company or any other person any transaction between us and the other company and/or its security holders or involving any of its securities or security holders unless the other company has requested in writing that we make such a proposal, and that we will not acquire, or assist, advise or encourage any other persons in acquiring, directly or indirectly, control of the other company or any of the other company's securities, businesses or assets for a period of two years from the date of this Agreement unless the other company shall have consented in advance in writing to such acquisition.

All modifications of, waivers of and amendments of this Agreement or any part hereof must be in writing signed on behalf of each of us. We acknowledge that the other party is intended to be benefited by this Agreement and that each of us shall be entitled, either alone or together with our representatives or advisors, to enforce this Agreement and to obtain for itself the benefit of any remedies that may be available for the breach hereof.

It is further understood and agreed that no failure to delay by either of us in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

We hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in New York over any suit, action or proceeding arising out of or relating to this letter. We hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to us shall be effective service of process for any action, suit or proceeding brought against us in any such court. We hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. We agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon us and may be enforced in any other courts to whose jurisdiction we are or may be subject, by suit upon such judgment.

In the event that any provision or portion of this letter is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this letter shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of New York. The obligation to hold the evaluation material confidential shall expire two years from the date of this agreement.





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We have indicated our agreement with the foregoing by signing, dating, and exchanging a copy of this Agreement, which constitutes our agreement with respect to the matters set forth herein.


LAWTER INTERNATIONAL, INC.       EASTMAN CHEMICAL COMPANY

  /s/ JOHN P. O'MAHONEY             /s/ BRUCE E. MOORE
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(signature)                      (signature)
Chairman and CFO                 V.P. and General Manager (Inks & Resins
                                 Business)

November 3, 1998                 October 30, 1998
----------------                 ----------------
(Date)                           (Date)


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